Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1MEF (File No. 333-284997) of our report dated March 28, 2025, relating to the financial statements as of and for the each of the two years ended December 31, 2024 and 2023 of LogicMark, Inc., which appears in the Company’s Annual Report on Form 10-K, filed will the U.S. Securities and Exchange Commission on March 28, 2025.

/s/ BPM LLP

BPM LLP

Walnut Creek, California

March 28, 2025